EXHIBIT 23.1





Independent Auditors' Consent

The Board of Directors and Stockholders
Allou Health and Beauty Care, Inc.

We consent to the use of our report included (incorporated by reference) herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                    /s/KPMG LLP

Melville, New York
July 17, 2002






















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